Exhibit 10.9

CONVERSION, CANCELLATION AND CONSOLIDATION AGREEMENT

WHEREAS, on February 1, 2024, Go Green Global Technologies, Corp., (“Borrower”, “The Company”), a Nevada corporation with its principal address at 5 Production Drive, Brookfield CT 06804 and Joseph Zizzadoro, (“Lender”), an individual with his principal address at 4 Vine Haven Lane, Commack NY 11725, agree to the following;

WHEREAS, since January 12, 2023, Borrower and Lender have entered into several Promissory Note agreements, with varying principal amounts and varying lengths of maturity to said Notes, Borrower and Lender agree to cancel all outstanding Promissory Notes, their respective principal amounts, and all subsequent extensions with the intent to convert part of the outstanding principal to shares of the Borrower’s common stock, and consolidate all outstanding notes into one Consolidated Note with terms and conditions herein contained;

WHEREAS, the Borrower has Promissory Notes with the Lender outstanding listed as the following;

A)	January 12, 2023 Promissory Note, Principal Amount: $50,000.00, Matured yet unpaid as of January 10, 2024 (Exhibit A, which includes the most recent extension of the original note)

B)	March 6, 2023 Promissory Note, Principal Amount: $150,000.00, Matured yet unpaid as of January 12, 2024 (Exhibit B, which includes the most recent extension of the original note)

C)	December 20, 2023 Promissory Note, Principal Amount: $30,000.00, Maturing on March 19, 2024, yet unpaid as of the date of this Agreement (Exhibit C)

THEREFORE, all outstanding Promissory Notes aforementioned between Borrower and Lender are hereby canceled, with part of the outstanding principal converted into shares of the Borrower’s common stock, and the remaining principal balances consolidated into one Consolidated Note (“the Note”), under the following terms and conditions;

CONVERSION AGREEMENT

I.	Conversion:

A.	Lender and Borrower hereby agree to convert $150,000.00 of the outstanding principal amount for 1,500,000 shares of Borrower’s common stock at a conversion price of $0.10. Shares are to be issued to Borrower upon execution of this agreement. The remaining outstanding principal balance of the Promissory Notes canceled herein above shall be $80,000.00, to be placed into one Consolidated Note with the terms and conditions set forth;

CONSOLIDATED NOTE

II.	Term: 10-months

A.	The Consolidated Note, executed as of February 1, 2024 shall have a 12-month term, with the Note expiring November 1, 2024.

III.	Principal Amount: $80,000.00

A.	The Principal of the Consolidated Note shall carry the total amount after the conversion aforementioned of all Promissory Notes outstanding and canceled under this Conversion, Cancellation and Consolidation Agreement in the amount of Eighty-Thousand-Dollars, ($80,000.00)

IV.	Common Stock and Warrants:

A.	As consideration for the consolidation of outstanding principal, Borrower shall issue to Lender 350,000 Common Shares of Borrower’s common stock as of the date of this Agreement.

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B.	As consideration for the consolidation of outstanding principal, Borrower shall issue to Lender warrants to purchase 1,000,000 shares of Borrower’s common stock, priced at $0.10, with a cashless exercise price, and a 3-year expiration term as of the date of this Agreement. Per this Agreement, the common stock underlying these warrants to purchase 1,000,000 shares will be included in the Company’s next Form S-1 registration statement with the SEC.

V.	Interest: In accordance with the original terms of the Promissory Notes made between Borrower and Lender, the consolidated principal amount of $80,000 shall bear interest at 10% per annum, with interest payments made at the maturation of the Note in full, in the amount of $10,016.44, for a total payment of $90,016.44 due on November 1, 2024.

A.	Should Borrower fail to remit payment of $90,016.44 to Lender on the agreed-upon date, Borrower shall issue to Lender warrants to purchase 200,000 shares of Borrower’s common stock with the same terms and conditions for warrants enumerated in Section III., B. of this Agreement.

VI.	This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of Connecticut. This Agreement shall inure to the benefit of and be binding on the respective heirs, executors, administrators, successors, and assigns of the parties hereto.

VII.	The Parties join in the execution of this Agreement to evidence their consent to the cancellation of the aforementioned Promissory Notes and to acknowledge that their guaranty of the repayment of the Consolidated Note and sums due under V. Payment Schedule evidencing and securing the Note shall continue to remain in full force and effect, in accordance with its terms.

VIII.	The Borrower reserves the right to prepay the Note, in whole or in part, prior to the Due Date with no prepayment penalty.

IX.	Upon mutual execution and delivery of an agreement in writing, the Lender and Borrower reserve the right to convert the principal amount due under the Note, in whole or part, for either equity conversion or conversion into other financing vehicles that the Lender may offer to lenders in the future.

X.	Representations and Warranties of the Borrower (“The Company”). The Company represents and warrants to the Lender, as of the date hereof, that:

A.	Company Existence and Power. The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation.

B.	Authorization. The execution, delivery, and performance by the Company of this Agreement are within the powers and authority of the Company and have been duly authorized by all necessary on the part of the Company. This Agreement constitutes, or will when executed constitute, the legal, valid, and binding obligation of the Company, enforceable in accordance with its respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, including the effect of statutory and other laws concerning fraudulent conveyances and preferential transfers.

C.	Governmental Authorization. The execution, delivery, and performance by the Company of this Agreement requires no action, consent, or approval by or in respect of, filing with or material notice to, any governmental body, agency, or official, and any such action or filing as to which the failure to make or obtain would not have, individually or in the aggregate, a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

D.	Noncontravention. The execution, delivery, and performance by the Company of this Agreement does not and will not (i) violate or conflict with the organizational documents of the Company, (ii) contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to the Company or (iii) with or without the giving of notice or the lapse of time, or both, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company, or to a loss of any benefit to which the Company is entitled under any provision of any agreement, contract or other instrument to which the Company is a party or by which the Company or its properties or assets are bound, except, for any such contravention, conflict, violation, default, termination, cancellation, acceleration or loss that would not have, individually or in the aggregate, a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

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XI.	Representations and Warranties of the Lender. The Lender represents and warrants to the Company, as of the date hereof, that:

A.	Authorization. The execution, delivery, and performance by the Lender of this Agreement are within the powers and authority of the Lender and have been duly authorized by all necessary on the part of the Lender. This Agreement constitutes, or will when executed constitute, the legal, valid, and binding obligation of the Lender, enforceable in accordance with its respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, including the effect of statutory and other laws concerning fraudulent conveyances and preferential transfers.

B.	Governmental Authorization. The execution, delivery and performance by the Lender of this Agreement requires no action, consent, or approval by or in respect of, filing with or material notice to, any governmental body, agency or official and any such action or filing as to which the failure to make or obtain would not have, individually or in the aggregate, a material adverse effect on the ability of the Lender to consummate the transactions contemplated by this Agreement.

C.	Noncontravention. The execution, delivery and performance by the Lender of this Agreement does not and will not (i) contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to the Lender; or (ii) with or without the giving of notice or the lapse of time, or both, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Lender, or to a loss of any benefit to which the Lender is entitled under any provision of any agreement, contract or other instrument to which the Company is a party or by which the Lender or its properties or assets are bound, except, for any such contravention, conflict, violation, default, termination, cancellation, acceleration or loss that would not have, individually or in the aggregate, a material adverse effect on the ability of the Lender to consummate the transactions contemplated by this Agreement.

XII.	Miscellaneous.

A.	Recitals. The recitals are hereby incorporated in and made part of this Agreement as fully as if set forth verbatim herein. These recitals are true and correct and the parties acknowledge reading, understanding, and agreeing to all of the recitals.

B.	Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Connecticut without giving effect to any choice or conflict of law provision or rule, whether of the State of Connecticut or any other jurisdiction.

C.	Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior oral or written negotiations and agreements between the parties with respect to the subject matter hereof. No modification, variation, or amendment of this Agreement (including any exhibit hereto) shall be effective unless made in writing and signed by both parties.

D.	Advice of Counsel; Interpretation. Each party to this Agreement hereby represents and warrants to the other party that it has had an opportunity to seek the advice of its own independent legal counsel with respect to the provisions of this Agreement and that its decision to execute this Agreement is not based on any reliance upon the advice of any other party or its legal counsel. Each party represents and warrants to the other party that in executing this Agreement such party has completely read this Agreement and that such party understands the terms of this Agreement and its significance. This Agreement shall be construed neutrally, without regard to the party responsible for its preparation.

E.	Counterparts. This Agreement may be executed in any number of counterparts and may be delivered by facsimile transmission, all of which taken together shall constitute a single instrument.

**signature page to follow**

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

For Go Green Global Technologies, Corp.	For Joseph Zizzadoro

By: /s/Danny G. Bishop	By: /s/ Joseph Zizzadoro

Name: Danny G. Bishop	Date: 2/14/2024

Title: CEO

Date: 2/14/2024